Consent of Independent Registered Public Accounting Firm

AMERCO

Reno, Nevada

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated June 5, 2013, relating to the consolidated financial statements, the effectiveness of AMERCO’s internal control over financial reporting, and schedules of AMERCO appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2013.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Phoenix, Arizona

January 17, 2014